UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Floor 3

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.01	GID.ASX	Australia Securities Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2019, GI Dynamics, Inc. (the “Company”) entered into a Letter Agreement (the “Board Observer Agreement”) with Crystal Amber Fund Limited, the Company’s largest stockholder and related party as defined by the Australian Securities Exchange (“Crystal Amber”), pursuant to which the Company granted Crystal Amber the right to appoint one representative to attend meetings of the Company’s Board of Directors (the “Board”) in a non-voting observer capacity, so long as Crystal Amber beneficially owns an aggregate of at least 20% of the Company’s common stock on a fully-diluted as-converted basis. Pursuant to the Board Observer Agreement, Crystal Amber is appointing Juan Morera as the initial Crystal Amber Board observer.

Crystal Amber is also the holder of a certain promissory note issued by the Company in 2017 in an aggregate initial principal amount of $5 million with certain security arrangements in favor of Crystal Amber.

The foregoing description of the Board Observer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Observer Agreement, which is filed herewith as Exhibit 10.1 and which is incorporated by reference herein.

A copy of the press release announcing the execution of the Board Observer Agreement and appointment of Juan Morera as the initial Board observer is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Board Observer Agreement, dated as of November 18, 2019, between the Company and Crystal Amber Fund Limited.

99.1	Announcement, dated November 19, 2019 (EST).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Date: November 19, 2019	By:	/s/ Charles Carter
Charles Carter
Chief Financial Officer

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